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                                                                    EXHIBIT 23.6

               NEW FUTECH OFFICER'S AND DIRECTOR'S CONSENTS TO BE
                        NAMED IN REGISTRATION STATEMENT

Dear Gentlemen:

     I acknowledge that Futech Interactive Products, Inc., a Delaware corporation, has filed a Form S-4 Registration Statement under the Securities Act of 1933 on June 6, 1999 (Registration Nos. 333-80131 and 333-80131) (the "Registration Statement"), as subsequently amended. I hereby consent to to be named as a future director of New Futech in the Registration Statement and any subsequent pre-effective amendments to the Registration Statement.

                                        /s/ Robert J. Rosepink
                                        -------------------------------
                                        Robert J. Rosepink,
                                        Director